                                                                   EXHIBIT (d).1
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


     THIS AGREEMENT, made this 3rd day of March 2000, by and between Fortis Series Fund, Inc., a Minnesota corporation (the "Fund") and Fortis Advisers, Inc., a Minnesota corporation ("Advisers").

1. INVESTMENT ADVISORY AND MANAGEMENT SERVICES. The Fund hereby engages Advisers, and Advisers hereby agrees to act, as investment adviser for, and to manage the affairs, business and the investment of the assets of the Series of the Fund identified in Exhibit A. Each such Series is herein individually referred to as a "Series," and the Series are herein collectively referred to as the "Series."

     The investment of the assets of the Series shall at all times be subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Fund and the current Registration Statement (including the Prospectus and Statement of Additional Information) of the Series and shall conform to the policies and restrictions of the Series as set forth in such Registration Statement and any additional limitations as may be adopted from time to time by the Board of Directors of the Fund and communicated to Advisers. Within the framework of the investment policies, restrictions and limitations of the Series, Advisers shall have the sole and exclusive responsibility for the management of the Series and the making and execution of all investment decisions for the Series, provided:

     Advisers may, at its option and expense, with respect to each Series, appoint a sub-adviser or sub-advisers, which shall assume such responsibilities and obligations of Advisers pursuant to this Investment Advisory and Management Agreement as shall be delegated to the sub-adviser or sub-advisers; provided, however, that any discretionary investment decisions made by a sub-adviser on behalf of any of the Series shall be subject to approval or ratification by Advisers, and, not withstanding any delegation of responsibilities and obligations to a sub-adviser, Advisers shall retain the right, in its discretion, to make investment decisions for the Series. Any appointment of a sub-adviser and assumption of responsibilities and obligations of Advisers by such sub-adviser


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     shall be subject to approval by the Board of Directors of the Fund and, to the extent (if any) required by law, by the shareholders of the Series. Any appointment of a sub-adviser for a Series pursuant hereto shall in no way limit or diminish Advisers' obligations and responsibilities under this Investment Advisory and Management Agreement, and Advisers shall be responsible for monitoring compliance by the sub-adviser(s) with the investment policies, restrictions, and limitations on the Series, and will also be responsible for ensuring that the Series are managed in a way so that: (1) they meet the requirements of Subchapter M of the Internal Revenue Code to be taxed as a regulated investment company; and (2) they comply with the provisions of Section 817(h) of the Internal Revenue Code, and the regulations promulgated thereunder.

Advisers shall report to the Board of Directors regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of Advisers to the investment policies, restrictions and limitations of such Series.

     Advisers shall, at its own expense, furnish the Fund suitable office space, and all necessary office facilities, equipment and personnel for servicing the investments of the Fund. Advisers shall arrange, if required by the Fund, for officers, employees, or other affiliates of Advisers to serve without compensation from the Fund as directors, officers, or employees of the Fund if duly elected to such positions by the shareholders or directors of the Fund.

     Advisers shall create and maintain all reports, books and records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Fund under the Investment Company Act of 1940, applicable federal and state tax and insurance laws and regulations and any other law or regulation which may be or become applicable to the Fund. All such reports, books and records shall be the property of the Fund.
Furthermore, such reports, books and records shall at all times be available for copying and otherwise open to inspection and audit by the Securities and Exchange Commission, banking and insurance regulators and other authorities and regulators having authority over the Fund, and by officers and employees of, and auditors employed by, the Fund. Advisers hereby further


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agrees that, upon the termination of this Agreement, all reports, books and records pertaining to Adviser's activities under this Agreement shall be promptly segregated and returned to the Fund free from any claim or retention of rights by Advisers.

     2. COMPENSATION FOR SERVICES. In payment for all services, facilities, equipment and personnel, and for other costs of Advisers hereunder, the Fund shall pay to Advisers a monthly fee for each Series, which fee shall be paid to Advisers not later than the fifth business day of the month following the month in which such services are rendered. Each such monthly fee shall be at the rate or rates set forth below and shall be based on the average of the net asset values of all of the issued and outstanding shares of the respective Series as determined as of the close of each business day of the month pursuant to the Articles of Incorporation, By-Laws and currently effective Prospectus and Statement of Additional Information of the Series. Exhibit A sets forth the fee on an annual basis.

     A Series' monthly fee is one-twelfth (1/12) of its annual fee. The fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

     3.   ALLOCATION OF EXPENSES.

     (a) In addition to the fee described in Section 2 hereof, the Fund shall pay all its expenses which are not assumed by Advisers, Fortis Investors, Inc. ("Investors") or any other person. These Fund expenses include, by way of example, but not by way of limitation, the fees and expenses of directors and officers of the Fund who are not "affiliated persons" of Advisers, interest expenses, taxes, brokerage fees and commissions, fees and expenses of registering and qualifying the Fund and its shares for distribution under federal and state securities laws, expenses of preparing Prospectuses and of printing and distributing Prospectuses and Statements of Additional Information annually to existing shareholders and existing insurance contract owners, custodian charges, auditing and legal expenses, insurance expenses, association membership dues, and the expense of reports to shareholders, shareholders' meetings, and proxy solicitations. Advisers shall bear the costs of acting as the Fund's transfer agent, registrar, and dividend disbursing agent.


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     (b)  Advisers (or Investors or Fortis Benefits Insurance Company or First
          Fortis Life Insurance Company) shall bear all promotion expenses in connection with the distribution of the Fund's shares, including paying for prospectuses and shareholder reports for new shareholders and new insurance contract owners, and the costs of sales literature.

      4.   LIMIT ON EXPENSES.

     Out of its advisory fee, but not in excess thereof, Advisers shall reimburse the Fund for each Series' expenses from the date of the initial public offering until the date a Series' aggregate net assets first reach $10,000,000, to the extent that the aggregate expenses of the Series (including the investment advisory and management fees for such Series under paragraph 2 of this Agreement, but excluding interest, taxes, brokerage fees and commissions) exceed an amount equal, on an annual basis, to the percentage of the average daily net assets of the Series set forth in Exhibit B.

     5.   FREEDOM TO DEAL WITH THIRD PARTIES.

     Advisers shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

     6.   EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

     The effective date of this Agreement shall be March 3, 2000. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Fund shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund, or, with respect to a particular Series, by the vote of the holders of a majority of the outstanding


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voting securities of such Series, and (b) by a majority of the directors who are not interested persons of Advisers or of the Fund cast in person at a meeting called for the purpose of voting on such approval; provided that, if a majority of the outstanding voting securities of any of the Series approves this Agreement, this Agreement shall remain in effect with respect to such approving Series whether or not the shareholders of any other Series of the Fund approve this Agreement.

     This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Directors of the Fund, or by Advisers, upon sixty (60) days written notice to the other party. This Agreement may terminated with respect to a particular Series at any time without the payment of any penalty by the vote of the holders of a majority of the outstanding voting securities of such Series, upon sixty (60) days' written notice to Advisers. Any termination may be made effective with respect to both the investment advisory and management services provided for in this Agreement or with respect to either of such kinds of services. This Agreement shall automatically terminate in the event of its assignment.

     7.   AMENDMENTS TO AGREEMENT.

     No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series that have approved and are subject to this Agreement. In addition, if a majority of the outstanding voting securities of any Series of the Fund votes to amend this Agreement, such amendment shall be effective with respect to such Series whether or not the shareholders of any other Series vote to adopt such amendment.

     8.   NOTICES.

     Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.


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     IN WITNESS WHEREOF, The Fund and Advisers have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             FORTIS SERIES FUND, INC.




                                             By   /s/ Dean C. Kopperud
                                                  -------------------------
                                                  Dean C. Kopperud
                                                  Its President



                                             FORTIS ADVISERS, INC.



                                             By   /s/ Dean C. Kopperud
                                                  -------------------------
                                                  Dean C. Kopperud
                                                  Its Chief Executive Officer



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


                                    EXHIBIT A


                                                                   Investment
                                                                  Advisory and
Series                                  Average Net Assets       Management Fee
---------------------------------  ----------------------------  --------------

Money Market Series                For the first $500 million     .30%
                                   For assets over $500 million   .25%
U.S. Government Securities Series  For the first $50 million      .50%
                                   For assets over $50 million    .45%
Diversified Income Series          For the first $50 million      .50%
                                   For assets over $50 million    .45%
Multisector Bond Series            For the first $100 million     .75%
                                   For assets over $100           .65%
High Yield Series                  For the first $250 million     .50%
                                   For assets over $250 million   .45%
Global Asset Allocation Series     For the first $100 million     .90%
                                   For assets over $100 million   .85%
Asset Allocation Series            For the first $250 million     .50%
                                   For assets over $250 million   .45%
American Leaders Series            For the first $35 million      .90%
                                   $35 million - $100 million     .75%
                                   For assets over $100 million   .65%
Value Series                       For the first $100 million     .70%
                                   For assets over $100 million   .60%
Capital Opportunities Series       For the first $200 million     .90%
                                   $200 million - $500 million    .85%
                                   For assets over $500 million   .80%
Growth & Income Series             For the first $100 million     .70%
                                   For assets over $100 million   .60%
S&P 500 Index Series               All levels of assets           .40%
Blue Chip Stock Series             For the first $100 million     .90%
                                   For assets over $100 million   .85%
Blue Chip Stock Series II          For the first $200 million     .95%
                                   For assets over $200 million   .90%
International Stock Series         For the first $100 million     .85%
                                   For assets over $100 million   .80%
Mid Cap Stock Series               For the first $100 million     .90%
                                   For the next $150 million      .85%
                                   For assets over $250 million   .80%
Small Cap Value Series             For the first $50 million      .90%
                                   For assets over $50 million    .85%
Global Growth Series               For the first $500 million     .70%
                                   For assets over $500 million   .60%
Global Equity Series               For the first $200 million    1.00%
                                   $200 million - $500 million    .95%
                                   For assets over $500 million   .90%



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

EXHIBIT A - CONTINUED


                                                                   Investment
                                                                  Advisory and
Series                                  Average Net Assets       Management Fee
---------------------------------  ----------------------------  --------------

Large Cap Growth Series            For the first $100 million    .90%
                                   $100 million - $200 million   .85%
                                   For assets over $200 million  .80%
Investors Growth Series            For the first $200 million    .90%
                                   $200 million - $500 million   .85%
                                   For assets over $500 million  .80%
Growth Stock Series                For the first $100 million    .70%
                                   For assets over $100 million  .60%
Aggressive Growth Series           For the first $100 million    .70%
                                   For assets over $100 million  .60%




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


                                    EXHIBIT B




Series                        Average Daily Net Assets
----------------------------  --------------------------

American Leaders Series         1.25%
Capital Opportunities Series    1.25%
Blue Chip Stock Series II       1.30%
Global Equity Series            1.35%
Investors Growth Series         1.25%




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